                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    --------
                                    FORM 8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



 Date of report (Date of earliest event reported)    January 28, 1999
                                                 -----------------------------



                           MILESTONE PROPERTIES, INC.
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               (Exact Name of Registrant as Specified in Charter)



       Delaware                     1-10641             65-0158204
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(State or Other Jurisdiction      (Commission          (IRS Employer
       of Incorporation)          File Number)         Identification No.)




150 East Palmetto Park Road, 4th Floor, Boca Raton, FL          33432
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(Address of Principal Executive Offices)                      (Zip Code)



Registrant's telephone number, including area code     (561) 394-9533
                                                   -----------------------



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         (Former Name or Former Address, if Changed Since Last Report)




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Item 5.    Other Events.

         On January 29, 1999, Milestone Properties, Inc. (the "Registrant") announced that the Court of Chancery of the State of Delaware (the "Court") had approved the settlement (the "Settlement") of a purported class action and derivative lawsuit (the "Actions") brought against the Registrant, certain past and present members of its Board of Directors and executive officers, and Concord Assets Group, Inc., a New York corporation, by a holder of the Registrant's $.78 Convertible Series A preferred stock, par value $.01 per share (the "Preferred Stock"), on his own behalf, purportedly on behalf of all holders of the Registrant's Preferred Stock and derivatively on behalf of the Registrant. On February 10, 1999, the Registrant announced that the Court's order (the "Order") approving the Settlement had been entered upon the docket of the Court on February 3, 1999. The Order will become final effective upon the expiration of a 30 day appeal period which ends at the close of business on March 5, 1999, unless an appeal is taken before such time. In the case of an appeal, the Order would become final if it is affirmed on appeal. Reference is made to (i) "Item 3. - Legal Proceedings" of (a) the Registrant's Annual Report on Form 10-K for the Year Ended December 31, 1997 and (b) Amendment No. 1 to the Registrant's Annual Report on Form 10-K/A for the Year Ended December 31, 1997, (ii) "Item 1. - Legal Proceedings" of the Registrant's (a) Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 1998, (b) Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 1998, and
(c) Quarterly Report on Form 10-Q for the Quarterly Period Ended September 30, 1998, and (iii) the Rule 13e-3 Transaction Statement on Schedule 13E-3 initially filed with the Commission on September 3, 1998, as amended, for a description of the Actions and the rights of the Registrant's stockholders with respect thereto. A copy of the press release announcing the Court's approval of the Settlement, dated January 29, 1999, is filed as Exhibit 99.1 hereto and a copy of the press release announcing the entry of the Order upon the Court's docket, dated February 10, 1999, is filed as Exhibit 99.2 hereto.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits.

          Exhibit Number   Description

          99.1             Milestone Properties, Inc. Press Release, dated
                           January 29, 1999.

          99.2             Milestone Properties, Inc. Press Release, dated
                           February 10, 1999.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MILESTONE PROPERTIES, INC.
                                    (Registrant)



Date: February 10, 1999             By  /s/ Patrick S. Kirse
                                        -------------------------------------
                                        Patrick S. Kirse
                                        Vice President of Accounting
                                        (Principal Accounting Officer)


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                                 EXHIBIT INDEX

Exhibit No.   Description

99.1          Milestone Properties, Inc. Press Release, dated January 29, 1999.

99.2          Milestone Properties, Inc. Press Release, dated February 10, 1999.





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PRESS RELEASE



Milestone Properties Inc.
150 East Palmetto Park Road - 4th Floor
Boca Raton, FL 33432

                                                         FOR IMMEDIATE RELEASE

Boca Raton, Florida, January 29, 1999 -- Milestone Properties, Inc. (Over-The-Counter Bulletin Board: MPRP / MPRPP) announced today that the Court of Chancery of the State of Delaware has approved, at a hearing held on January 28, 1999 for such purpose, the proposed settlement of a purported class action and derivative lawsuit brought against the Company, certain past and present members of its Board of Directors and executive officers, and Concord Assets Group, Inc. by a holder of the Company's $.78 Convertible Series A Preferred Stock on his own behalf, purportedly on behalf of all holders of the Company's Preferred Stock and derivatively on behalf of the Company.

As previously announced on August 5, 1998, counsel for the Company and the other defendants to the lawsuit entered into an agreement of settlement with plaintiff's counsel in connection with such action. The Court's order approving the settlement will become final on February 28, 1999 unless an appeal is taken, in which case the order would become final upon its affirmance on appeal.

If the Court's order becomes final and the settlement is consummated, (1) each Preferred Stockholder who is eligible to participate in the settlement and who did not properly opt out of the settlement and who owns shares of the Company's Preferred Stock on the date that the settlement is consummated will surrender his or her shares of Preferred Stock to the Company and receive $3.00 in cash from the Company in exchange for each such share and the releases provided for in the settlement agreement; (2) the Company's stockholders will release all derivative claims in connection with the transactions that are the subject of the litigation; (3) the holders of shares of the Company's Preferred Stock between October 23, 1995 and the date on which the settlement is consummated will release any claims they may have against the Company and the other named defendants in connection with the transactions that are the subject of the litigation; and (4) the action will be dismissed.

Milestone, directly and through its wholly owned subsidiaries, is engaged in the business of owning, acquiring, managing, developing and investing in real estate and real estate related assets.


FOR MORE INFORMATION, CONTACT:
Karen Renza, Director of Stockholder Services
Milestone Properties Inc.
561 394 9533   Fax: 561 392 8311

PRESS RELEASE

Milestone Properties Inc.
150 East Palmetto Park Road - 4th Floor
Boca Raton, FL  33432

                                                          FOR IMMEDIATE RELEASE

Boca Raton, Florida, February 10, 1999 -- Milestone Properties, Inc. (Over-The-Counter Bulletin Board: MPRP/MPRPP) announced today that the order of the Court of Chancery of the State of Delaware approving the settlement of a purported class action and derivative lawsuit brought against the Company, certain past and present members of its Board of Directors and executive officers, and Concord Assets Group, Inc. by a holder of the Company's $.78 Convertible Series A Preferred Stock on his own behalf, purportedly on behalf of all holders of the Company's Preferred Stock and derivatively on behalf of the Company will become final effective as of the close of business on March 5, 1999 unless an appeal is taken, in which case the order will become final upon its affirmance on such appeal. The order approving the settlement was signed by the Court at a hearing held on January 28, 1999 and was entered upon the Court's docket on February 3, 1999, at which time a 30 day appeal period began. The Company had previously announced that the order would become final, in the absence of an appeal, on February 28, 1999 (30 days from the date that the Court's order was signed).

If the Court's order becomes final and the settlement is consummated, (1) each Preferred Stockholder who is eligible to participate in the settlement and who did not properly opt out of the settlement and who owns shares of the Company's Preferred Stock on the date that the settlement is consummated will surrender his or her shares of Preferred Stock to the Company and receive $3.00 in cash from the Company in exchange for each such share and the releases provided for in the settlement agreement entered into on August 5, 1998 by counsel for the Company and the other defendants to the lawsuit on one hand and the plaintiff's counsel on the other hand; (2) the Company's stockholders other than preferred stockholders who properly opted out of the settlement will release all derivative claims in connection with the transactions that are the subject of the litigation; (3) the holders of shares of the Company's Preferred Stock between October 23, 1995 and the date on which the settlement is consummated other than preferred stockholders who properly opted out of the settlement will release any claims they may have against the Company and the other named defendants in connection with the transactions that are the subject of the litigation; and (4) the action will be dismissed.

Milestone, directly and through its wholly owned subsidiaries, is engaged in the business of owning, acquiring, managing, developing and investing in real estate and real estate related assets.

FOR MORE INFORMATION CONTACT:
Karen Renza, Director of Stockholder Services
Milestone Properties, Inc.